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                                                                   EXHIBIT 23(d)


                CONSENT OF MARITIME STRATEGIES INTERNATIONAL LTD.


We hereby consent to the inclusion of our report and the reference to our firm under the heading "The International Tanker Industry" in the prospectus which is part of the Registration Statement on Form S-4 of Overseas Shipholding Group, Inc. (the "Company") relating to the Offer to Exchange outstanding 8.250% Senior Notes due March 15, 2013 of the Company for 8.250% Senior Notes due March 15, 2013 of the Company which have been registered under the Securities Act of 1933.


                                          MARITIME STRATEGIES INTERNATIONAL LTD.

                                          By:   /s/ Daniel P. Jessel
                                             -----------------------------------
                                             Name:   Daniel P. Jessel
                                             Title:  Managing Director